PROMISSORY NOTE

$200,000	October 24, 2011

FOR VALUABLE CONSIDERATION, the sufficiency of which is hereby acknowledged, EOS Petro Inc., a Delaware Corporation company having its principal place of business at 2049 Century Park East, Suite 3670, Los Angeles, California (“PG”), and Nikolas constant, an individual resident of the State of California (“Konstant” and, jointly and severally with EOS, the “Makers”), promise to pay to RT Holdings LLC a __________________________________________________ (“RT”), the “Payee”), in immediately available funds, the principal amount of United States dollars TWO HUNDRED THOUSAND DOLLARS (US$200,000.00), on November 7, 2011 (the “Maturity Date”), and to pay (i) interest accrued on the principal from the date of this Note from and including the date hereof to and excluding the date of payment of such principal amount; and (ii) other costs and expenses payable or to become payable on the terms of this Note. The payee will also receive on the due date a fee $10,000 US dollars and $200,000 shares of EOS Petro inc. common stock.

1.          Interest. Interest shall accrue on all principal amount outstanding on this Note from the date hereof until the payment in full of all outstanding principal, interest and costs and expenses payable on, this Note at the rate of 6 percent per annum prior to any Event of Default, provided that in no event shall the interest rate be higher than the maximum rate permitted by applicable law. Interest on this Note shall be calculated on the basis of the actual number of days elapsed and a 360-day year comprising twelve 30-day months.

Notwithstanding the foregoing, all outstanding principal and interest shall become due and payable on the date, if any, on which the principal amount, or part thereof, of this note is accelerated. Costs and expenses such as may become payable hereunder are payable at the earlier of (i) demand of the Payee; or (ii) the date of any acceleration under paragraph 2. All payments hereunder are payable by wire transfer to any United States bank account, in which case as the Payee entitled to such payment may designate from time to time to the Makers. Whenever any payment to be made hereunder would otherwise become due on a date which is not a Business Day (as hereinafter defined), the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest with respect to such payment. “Business Day” means any day on which banks in the City of Los Angeles, California are generally open for business.

All payments hereunder, regardless of the basis for calculating the amount thereof, shall be credited; FIRST, against all costs and expenses of enforcement, if any, described in paragraph 4 hereof or otherwise, SECOND, against all past due interest then due; THIRD, against all other interest then due; and FOURTH, against outstanding principal. This Note may be prepaid in whole at any time.

2.          Events of Default. “Default” means any event which is, or after notice or passage of time, or both, would be, an Event of Default. “Event of Default” means any of the following:

(a)	the Makers shall fail to pay in full any principal, accrued interest or other amounts due to Payee under this Note when due and payable;

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(b)	either of the Makers shall default in the payment of any amount of debt to any other party, or shall default in the performance of or compliance with any other debt or obligation; or

(c)	other than on terms approved in writing beforehand by the Payee, (i) the appointment of a receiver, trustee, custodian or similar official, for either of the Makers or any materials portion of the property or assets of either of the Makers; (ii) the conveyance of any material portion of the assets of either of the Makers to a trustee, mortgage or liquidating agent or an assignment for the benefit of creditors by either of the Makers; (iii) the commencement of any proceeding, whether federal or state, relating to bankruptcy, insolvency, dissolution, reorganization, composition, renegotiations of outstanding indebtedness, arrangement or otherwise to the relief of debtors or the readjustment of indebtedness, by or against either of the Makers; (iv) the consent by either of the Makers to the action, appointment, conveyance, or commencement of any of the foregoing; or (v) either of the Makers take action in furtherance of any of the foregoing.

The Makers shall notify the Payee immediately in writing of the occurrence of any Event of Default, which notification shall include a summary of the material facts relating to such Event of Default and shall specify the date on which such Event of Default occurred.

Upon the occurrence of any Event of Default above, all outstanding principal of this Note and all accrued but unpaid interest thereon shall be accelerated automatically, without any further action by any party, and shall become immediately due and payable notwithstanding any other provision of this Note, without presentment, demand, protest, notice of protest of other notice of dishonor of any kind, all of which are hereby expressly waived by the Makers. Payee may enforce its rights under this Note and otherwise at law or in equity or both. All remedies available to the Payee under this Note or otherwise shall be cumulative, and no course of dealing between the Makers and the Payee or any delay or omission in exercising any power or right shall operate as a waiver thereof.

3.          Expenses of Enforcement. The Makers agree to reimburse the Payee upon demand for all out-of-pocket expenses, all costs and expenses (including reasonable attorneys fees, accountants' fees, and collection agency fees) of the Payee in connection with the enforcement (including the negotiation and settlement of the terms of any workout or creditors' committee or similar proceeding) in connection with the Payee' enforcement of the Makers' obligations thereunder.

4.          Lost, Stolen or Mutilated Note. If this Note is lost, stolen, mutilated or destroyed, the Makers will, on such reasonable terms with respect to indemnity or otherwise as it may in its discretion impose, issue a new Note of like denomination, tenor, and date as this Note.

5.          Waiver. The undertaking of the Makers hereunder shall remain in full force and effect without regard to, and shall not be impaired by, any exercise or nonexercise, or any waiver by the Payee of any right, remedy, power or privilege under this Note. No act, failure or delay by the Payee of any right, remedy, power or privilege under this note. No act, failure or delay by the Payee shall constitute a waiver by the Payee of its rights and remedies hereunder or otherwise. No single or partial waiver by the Payee of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Makers waive to the maximum extent permitted by applicable law presentment, notice of dishonor and protest, notice of intent to accelerate and notice of acceleration of all instruments included in or evidencing any of the obligations under this note, and any and all other notices and demands whatsoever.

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6.          Headings; Interpretation. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. The Makers and Payee have participated jointly in the negotiation and drafting of this Note. If an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the Makers and the Payee and no presumption or burden of proof shall arise favoring or disfavoring either of them by virtue of the authorship of any of the provisions of this Note. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The words ‘include” or “including” shall mean “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list.

7.          Time of Essence. Time shall be of the essence in the performance of the obligations of the Makers hereunder.

8.          Severability. If, for any reason, a court of competent jurisdiction finds any provision of this Note, or any portion hereof, to be unenforceable, such decision shall not affect the validity of the remaining portion, which remaining portion shall continue in full force and effect as if this note has been executed with the invalid portion thereof eliminated therefrom or modified to the extent permitted by law.

9.          Governing Law. THIS NOTE AND THE RIGHTS OF THE PAYEE UNDER IT WILL BE GOVERNED BY AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Each of the Makers submits to and agrees to the exclusive jurisdiction of the courts in Ventura County, California in any action or proceeding arising out of or relating to this Note and agrees that all claims in respect of the action or proceeding may be, and shall be, heard and determined in any such court. Each of the Makers waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. The Payee may make service of process by sending or delivering a copy of the process to the Makers at the address of GP set forth above. Nothing in this Paragraph, however, shall affect the right of any of the Payee to serve legal process in any other manner permitted by law or in equity. The Makers and the Payee shall be bound by a final judgment in any action or proceeding so brought, which shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity. In the event of any action or suit based upon or proceeding so brought, which shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity. In the event of any action or suit based upon or arising out of any alleged breach of any provision of this note, the prevailing party will be entitled to recover from the other party reasonable attorneys’ fees and other costs of such action or suit.

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IN WITNESS WHEREOF, each of the Makers has duly executed this Note as of the day and year first above written.

NIKOLAS KONSTANT

/s/ Nikolas Konstant

EOS PETRO INC.

By: /s/ Nikolas Konstant
NikolasKonstant
Chairman of the Board

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